Exhibit 4.7

















                                DEPOSIT AGREEMENT



                                      among



                           MISSISSIPPI POWER COMPANY,



                                  SUNTRUST BANK



                                       and



                          the Holders of the Depositary
                         Receipts to be issued hereunder





                            Dated as of April 1, 2004

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                                TABLE OF CONTENTS

                                                               Page

ARTICLE I        DEFINITIONS.....................................1

Section 1.01.  Authorizing Resolution.............................1
Section 1.02.  Company............................................1
Section 1.03.  Corporate Trust Office.............................1
Section 1.04.  Deposit Agreement..................................2
Section 1.05.  Depositary.........................................2
Section 1.06.  Depositary's Agent.................................2
Section 1.07.  Depositary Shares..................................2
Section 1.08.  Preferred Stock....................................2
Section 1.09.  Receipt............................................2
Section 1.10.  Record Holder......................................2
Section 1.11.  Registrar..........................................2
Section 1.12.  Securities Act.....................................2
Section 1.13.  Underwriting Agreement.............................2

ARTICLE II     FORM OF RECEIPTS, DEPOSIT OF PREFERRED STOCK,
       EXECUTION AND DELIVERY, TRANSFER,  SURRENDER AND
       REDEMPTION OF RECEIPTS.....................................3

Section 2.01.  Form and Transferability of Receipts...............3
Section 2.02.  Deposit of Preferred Stock; Execution and
      Delivery of Receipts in Respect Thereof.....................4
Section 2.03.  Redemption.........................................5
Section 2.04.  Transfer of Receipts...............................6
Section 2.05.  Combinations and Split-ups of Receipts.............6
Section 2.06.  Surrender of Receipts and Withdrawal of
      Preferred Stock.............................................7
Section 2.07.  Limitations on Execution and Delivery,
      Transfer, Surrender and Exchange of Receipts................7
Section 2.08.  Lost Receipts, etc.................................8
Section 2.09.  Cancellation and Destruction of Surrendered
      Receipts....................................................8
Section 2.10.  Temporary Receipts.................................8

ARTICLE III      CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS.......8

Section 3.01.  Filing Proofs, Certificates and Other
      Information.................................................8
Section 3.02.  Payment of Taxes or Other Governmental
      Charges.....................................................9
Section 3.03.  Warranties as to Preferred Stock...................9

ARTICLE IV       THE DEPOSITED SECURITIES; NOTICES................9

Section 4.01.  Cash Distributions.................................9
Section 4.02.  Distributions Other Than Cash.....................10
Section 4.03.  Subscription Rights, Preferences or
      Privileges.................................................10
Section 4.04.  Notice of Dividends, Fixing of Record Date
      for Receipt Holders........................................11
Section 4.05.  Voting Rights.....................................11
Section 4.06.  Changes Affecting Deposited Securities and
      Reclassifications, Recapitalizations, etc..................11
Section 4.07.  Reports...........................................12
Section 4.08.  Lists of Receipt Holders..........................12

ARTICLE V        THE DEPOSITARY AND THE COMPANY..................12

Section 5.01.  Maintenance of Offices, Agencies and
      Transfer Books by the Depositary; Registrar................12
Section 5.02.  Prevention or Delay in Performance by the
      Depositary or the Company..................................13
Section 5.03.  Obligations of the Depositary, the
      Depositary's Agents and the Company........................13
Section 5.04.  Resignation and Removal of the Depositary;
      Appointment of Successor Depositary........................14
Section 5.05.  Corporate Notices and Reports.....................15
Section 5.06.  Deposit of Preferred Stock by the Company.........15
Section 5.07.  Indemnification by the Company....................15
Section 5.08.  Charges and Expenses..............................15
Section 5.09.  Tax Compliance....................................15

ARTICLE VI       AMENDMENT AND TERMINATION......................16

Section 6.01.  Amendment.........................................16
Section 6.02.  Termination.......................................16

ARTICLE VII      MISCELLANEOUS...................................17

Section 7.01.  Counterparts......................................17
Section 7.02.  Exclusive Benefit of Parties......................17
Section 7.03.  Invalidity of Provisions..........................17
Section 7.04.  Notices...........................................18
Section 7.05.  Depositary's Agents...............................18
Section 7.06.  Holders of Receipts are Parties...................18
Section 7.07.  Governing Law.....................................18
Section 7.08.  Headings..........................................18

EXHIBIT A        Form of Depositary Receipt.......................1

                                DEPOSIT AGREEMENT




         DEPOSIT AGREEMENT dated as of April 1, 2004 among MISSISSIPPI POWER COMPANY, a Mississippi corporation, SUNTRUST BANK, a Georgia banking corporation, and all holders from time to time of Depositary Receipts issued hereunder.

                              W I T N E S S E T H:

         WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of the shares of Preferred Stock with the Depositary for the purposes set forth in this Deposit Agreement and for the issuance hereunder of Depositary Receipts evidencing Depositary Shares representing the Preferred Stock so deposited; and

         WHEREAS, the Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

         NOW, THEREFORE, in consideration of the premises, it is agreed by and among the parties hereto as follows:


                                    ARTICLE I

         DEFINITIONS

         The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

         Section 1.01. Authorizing Resolution. The term "Authorizing Resolution" shall mean the resolution adopted by the Company's Board of Directors establishing and setting forth the rights, preferences and privileges of the Preferred Stock, and the qualifications, limitations or restrictions thereof, as the same may be amended from time to time, which upon filing with the Mississippi Secretary of State shall become part of the Company's Articles of Incorporation, as amended.

         Section 1.02. Company. The term "Company" shall mean Mississippi Power Company, a corporation incorporated and existing under the laws of the State of Mississippi and having its principal office at the date of this Deposit Agreement at 2992 West Beach, Gulfport, Mississippi 39501, and its successors.

         Section 1.03. Corporate Trust Office. The term "corporate trust office," when used with respect to the Depositary, shall mean the corporate trust office of the Depositary, which at the date of this Deposit Agreement is [insert SunTrust Corporate Trust Address].

         Section 1.04. Deposit Agreement. The term "Deposit Agreement" shall mean this Agreement, as the same may be amended or supplemented from time to time.

         Section 1.05. Depositary. The term "Depositary" shall mean SunTrust Bank, a Georgia banking corporation, and any successor as depositary hereunder.

         Section 1.06. Depositary's Agent. The term "Depositary's Agent" shall mean an agent appointed by the Depositary, and approved by the Company, as provided, and for the purposes specified, in Section 7.05 hereof.

         Section 1.07. Depositary Shares. The term "Depositary Shares" shall mean the rights evidenced by the Receipts issued hereunder and the interests in the Preferred Stock represented thereby. Each Depositary Share shall represent one-fourth (1/4) share of Preferred Stock and the same proportionate interest in any and all money and other property received by the Depositary in respect of such share of Preferred Stock at the time held under this Deposit Agreement.

         Section 1.08. Preferred Stock. The term "Preferred Stock" shall mean the Company's 5.25% Series Preferred Stock, Cumulative, Par Value $100 Per Share.

         Section 1.09. Receipt. The term "Receipt" shall mean one or more of the Depositary Receipts, whether in definitive or temporary form, issued hereunder substantially in the form of Exhibit A annexed hereto.

         Section 1.10. Record Holder. The term "record holder" as applied to a Depositary Receipt shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

         Section 1.11. Registrar. The term "Registrar" shall mean any bank or trust company which shall be appointed to register Depositary Receipts as herein provided.

         Section 1.12. Securities Act. The term "Securities Act" shall mean the Securities Act of 1933, as from time to time amended.

         Section 1.13. Underwriting Agreement. The term "Underwriting Agreement" shall mean the Underwriting Agreement, dated March 3, 2004, between the Company and the Underwriters named therein, providing for the purchase of the Depositary Shares.


                                   ARTICLE II

                  FORM OF RECEIPTS, DEPOSIT OF PREFERRED STOCK,
                        EXECUTION AND DELIVERY, TRANSFER,
                      SURRENDER AND REDEMPTION OF RECEIPTS

         Section 2.01. Form and Transferability of Receipts. Definitive Receipts shall be engraved or printed or lithographed on steel-engraved borders and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. Pending the preparation of definitive Receipts, the Depositary, upon the written order of the Company or any holder of Preferred Stock, as the case may be, delivered in compliance with Section 2.02, shall execute and deliver temporary Receipts which are printed, lithographed, typewritten, mimeographed or otherwise substantially of the tenor of the definitive Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the persons executing such Receipts may determine, as evidenced by their execution of such Receipts. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary receipts at the offices of the Depositary, without charge to the holder. Upon the surrender for cancellation of any one or more temporary Receipts, the Depositary shall execute and deliver in exchange therefore definitive Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts. Such exchange shall be made at the Company's expense and without any charge therefore. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Deposit Agreement, and with respect to the Preferred Stock, as definitive Receipts. Receipts shall be executed by the Depositary by the manual signature of a duly authorized officer of the Depositary, provided that such signature may be a facsimile if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized officer of the Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purposes unless it shall have been executed by the Depositary by the signature of a duly authorized officer and by the signature of a duly authorized officer of the Registrar. The Depositary shall record on its books each Receipt so signed and delivered as hereinafter provided and the name and address of the person in whose name such Receipt is registered.

         Except as the Depositary may otherwise determine with the written consent of the Company, Receipts shall be in denominations of any integral number of Depositary Shares.

         The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Preferred Stock, the Depositary Shares or the Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipt is subject.

         Title to a Receipt (and to the Depositary Shares evidenced thereby), when properly endorsed or accompanied by a properly executed instrument of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument, provided, however, that until a Receipt shall be transferred on the books of the Depositary as provided in Section 2.04, the Depositary, notwithstanding any notice to the contrary, may treat the record holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distributions of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

         Section 2.02. Deposit of Preferred Stock; Execution and Delivery of Receipts in Respect Thereof. In connection with the closing under the Underwriting Agreement, the Company will deliver to the Depositary a certificate or certificates representing the aggregate number of shares of Preferred Stock underlying the Depositary Shares sold pursuant to the Underwriting Agreement. Thereafter, subject to the terms and conditions of this Deposit Agreement, any holder of Preferred Stock may deposit such Preferred Stock under this Deposit Agreement by delivery to the Depositary of a certificate or certificates for the Preferred Stock to be deposited properly endorsed or accompanied, if required by law, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement, and together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the aggregate number of Depositary Shares representing such deposited Preferred Stock.

         If required by the Depositary, Preferred Stock presented for deposit at any time, whether or not the register of stockholders of the Company is closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Depositary or its nominee of any dividend or right to subscribe for additional Preferred Stock or to receive other property which any person in whose name the Preferred Stock is or has been recorded may thereafter receive upon or in respect of such deposited Preferred Stock, and to which the Depositary shall be entitled, or in lieu thereof such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

         Upon each delivery to the Depositary of a certificate or certificates for Preferred Stock to be deposited hereunder, together with the other documents above specified, the Depositary shall, as soon as transfer and recordation can be accomplished, present such certificate or certificates to the Company or the transfer agent for the Preferred Stock, as the Company shall instruct the Depositary, for transfer and recordation of the Preferred Stock being deposited in the name of the Depositary or its nominee.

         The certificates representing the Preferred Stock so delivered to the Depositary shall be registered in the name of the Depositary or its nominee, and shall be held by the Depositary upon and subject to the terms of this Deposit Agreement as custodian for those persons who are the registered holders of Receipts from time to time.

         Deposited Preferred Stock shall be held by the Depositary at the corporate trust office of the Depositary, or at such other place or places as the Depositary shall determine.

         Upon receipt by the Depositary of a certificate or certificates for Preferred Stock deposited in accordance with the provisions of this Section 2.02, together with the other documents required as above specified, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver to or upon the order of the person or persons named in the written order referred to in the first paragraph of this Section 2.02 a Receipt or Receipts evidencing the aggregate number of Depositary Shares represented by such Preferred Stock, in the denominations and registered in such name or names as requested by such person or persons. The Depositary shall execute and deliver such Receipts at its corporate trust office or at such other offices as it may designate. However, in each case, such delivery will be made only upon payment to the Depositary of the fee of the Depositary for the execution and delivery of such Receipt or Receipts, as provided in Section 5.08, and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the deposited Preferred Stock.

         Section 2.03. Redemption. Whenever the Company shall elect, under its Articles of Incorporation, as amended, and the Authorizing Resolution, to redeem shares of Preferred Stock, it shall give the Depositary not less than 30 days' notice of the date of such proposed redemption, identifying the number of shares of Preferred Stock held by the Depositary to be redeemed and the applicable redemption price. The Depositary shall mail notice of such redemption and the simultaneous redemption of the number of Depositary Shares representing the Preferred Stock to be redeemed, first class mail postage prepaid, not less than 15 nor more than 60 days prior to the date fixed for redemption (the "Redemption Date"), to the record holders of Receipts for Depositary Shares to be redeemed, at the addresses of such holders as the same appear on the records of the Depositary; but neither failure to mail any such notice to one or more such holders nor any defect in any notice shall affect the sufficiency of the proceedings for redemption as to other holders. Each such notice shall state the Redemption Date; the number of Depositary Shares to be redeemed; if less than all the Depositary Shares evidenced by Receipts held by such holder are to be redeemed, the number of such Depositary Shares to be redeemed from such holder; the applicable redemption price; the place or places where Receipts evidencing Depositary Shares are to be presented and surrendered for redemption and payment of the redemption price; and that dividends in respect of the Depositary Shares to be redeemed will cease on the Redemption Date. In case less than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be redeemed shall be selected pro rata (as nearly as may be) or by lot or by such other equitable method as the Depositary may determine.

         If notice of redemption shall have been given as hereinbefore provided, and the Company shall not default in the payment of the redemption price for the underlying Preferred Stock to be redeemed, then each holder of Receipts evidencing Depositary Shares called for redemption shall be entitled to all preferences and relative and other rights accorded by this Deposit Agreement until and including the day immediately preceding the Redemption Date, and thereafter all such rights shall cease and terminate, except the right of the holders thereof to receive, upon surrender of their Receipts, the amounts payable upon redemption of the Depositary Shares evidenced by such Receipts. If the Company shall default in making payment of the redemption price for the underlying Preferred Stock to be redeemed on the Redemption Date, then each holder of the Receipts evidencing Depositary Shares called for redemption shall be entitled to all preferences and relative and other rights accorded by this Deposit Agreement until and including the date when the Company makes funds for the payment of the redemption price for the Preferred Stock underlying each Depositary Share to be redeemed available to the Depositary (the "Final Redemption Date"). From and after the Redemption Date, or, if the Company shall default in the payment of the redemption price for the underlying Preferred Stock to be redeemed, from and after the Final Redemption Date, the Depositary Shares called for redemption shall no longer be deemed to be outstanding and all rights of holders of such shares shall cease and terminate, except the right of the holders of such shares, upon surrender of Receipts therefor, to receive amounts to be paid upon redemption thereof. On the Redemption Date or Final Redemption Date, as applicable, the Depositary shall redeem the number of Depositary Shares representing the Preferred Stock to be redeemed. Upon surrender in accordance with said notice of the Receipts evidencing any such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be redeemed by the Depositary at the redemption price per Depositary Share equal to one-fourth (1/4) of the redemption price per share applicable to the shares of Preferred Stock. The deposit with the Depositary, in trust for the benefit of the holders of the Depositary Shares, of monies provided for the redemption of Preferred Stock shall be irrevocable except that any balance of monies so deposited by the Company and unclaimed by the holders of the Depositary Shares entitled thereto at the expiration of two years from the Redemption Date (or the Final Redemption Date, as applicable) shall be repaid to the Company, and after any such repayment, the holders of the Depositary Shares entitled to the funds so repaid to the Company shall look only to the Company for payment, without interest.

         The Depositary shall have no liability to the holders of Depositary Shares for failure timely to pay the redemption price for Depositary Shares to be redeemed if the Company shall have failed timely to deposit with the Depositary the redemption price for the Preferred Stock underlying such Depositary Shares.

         Section 2.04. Transfer of Receipts. Subject to the terms and conditions of this Deposit Agreement, the Depositary shall make transfers on its books from time to time of Receipts upon any surrender thereof by the holder in person or by duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer, and duly stamped as may be required by law. Thereupon, the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto representing the same aggregate number of Depositary Shares as those represented by the Receipt or Receipts surrendered.

         Section 2.05. Combinations and Split-ups of Receipts. Upon surrender of a Receipt or Receipts at the Depositary's corporate trust office or at such other offices as it may designate for the purpose of effecting a split-up or combination of such Receipt or Receipts, and subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts in authorized denominations for the number of Depositary Shares requested, representing the same aggregate number of Depositary Shares represented by the Receipt or Receipts surrendered.

         Section 2.06. Surrender of Receipts and Withdrawal of Preferred Stock. Upon surrender of a Receipt or Receipts at the Depositary's corporate trust office or at such other offices as it may designate for the purpose of withdrawal of the Preferred Stock represented thereby, and subject to the terms and conditions of this Deposit Agreement, the holder of such Receipt or Receipts shall be entitled to delivery, to such holder or upon such holder's order, of such number of whole shares of the Preferred Stock and any other property at the time represented by all such Receipts as such holder may designate. Upon such surrender, the Depositary shall deliver to such holder one or more certificates representing the number of whole shares of Preferred Stock which the holder wishes to withdraw and one or more Receipts for (a) the number of Depositary Shares representing the number of whole shares of Preferred Stock, if any, which such holder does not wish to withdraw and (b) the number of Depositary Shares representing less than one whole share of Preferred Stock. Delivery of such Preferred Stock and other property may be made by the delivery of certificates and other proper documents of title, which, if required by law, shall be properly endorsed or accompanied by proper instruments of transfer. Such delivery shall be made, as hereinafter provided, without unreasonable delay.

         A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank, and the holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Preferred Stock being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon, the Depositary shall deliver at its corporate trust office, subject to the terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the Preferred Stock and other property represented by such Receipt.

         At the request, risk and expense of any holder so surrendering a Receipt, and for the account of such holder, the Depositary shall forward the certificate or certificates and other proper documents of title for the amount of Preferred Stock and any other property represented by such Receipt for delivery at such place as may be designated by the holder.

         Section 2.07. Limitations on Execution and Delivery, Transfer, Surrender and Exchange of Receipts. As a condition precedent to the execution and delivery, transfer, split-up, combination, surrender or exchange of any Receipt, the Depositary, or any of the Depositary's Agents, may require payment of a sum sufficient for reimbursement of any tax or other governmental charge with respect thereto (including any such tax or charge with respect to Preferred Stock being deposited or withdrawn), may require proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary may establish consistent with the provisions of this Deposit Agreement.

         The deposit of Preferred Stock may be refused, or the delivery of Receipts against Preferred Stock may be suspended or the transfer of Receipts may be refused, or the transfer, surrender or exchange of outstanding Receipts may be suspended during any period when the register of stockholders of the Company is closed, or if any such action is deemed necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement or for any other reason. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Preferred Stock which in order to be so deposited is required to be registered under the Securities Act, unless a registration statement under the Securities Act is in effect as to such Preferred Stock.

         Section 2.08. Lost Receipts, etc. In case any Receipt shall be mutilated or be destroyed or lost or stolen, the Depositary in its discretion may execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt, or in lieu of and in substitution for such destroyed, lost or stolen Receipt, upon the filing by the holder thereof with the Depositary of evidence satisfactory to the Depositary of such destruction or loss or theft of such Receipt and the authenticity thereof and of the holder's ownership thereof and the holder's furnishing the Depositary with reasonable indemnification satisfactory to it.

         Section 2.09. Cancellation and Destruction of Surrendered Receipts. All Receipts surrendered to the Depositary or any Depositary's Agent shall be cancelled by the Depositary. The Depositary is authorized to destroy such Receipts so cancelled.

         Section 2.10. Temporary Receipts. Until definitive Receipts are ready for delivery, the Company may prepare and, if so prepared, the Depositary shall execute, temporary Receipts. Temporary Receipts shall be substantially in the form of definitive Receipts but may have variations that the Depositary considers appropriate for temporary Receipts. Without unreasonable delay, the Company shall prepare and the Depositary shall execute definitive Receipts and exchange the same for the temporary Receipts.

                                   ARTICLE III

                   CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS

         Section 3.01. Filing Proofs, Certificates and Other Information. Any person presenting Preferred Stock for deposit or any holder of a Receipt may be required from time to time to file such proof of residence, or other matters or other information, to execute such certificates and to make such representations and warranties as the Depositary may reasonably deem necessary or proper. The Depositary may withhold the delivery, transfer or exchange of any Receipt or the distribution or sale of any dividend or other distribution or rights or of the proceeds thereof until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

         Section 3.02. Payment of Taxes or Other Governmental Charges. If any tax or other governmental charge shall become payable by or on behalf of the Depositary with respect to any Receipt or Depositary Share, or any Preferred Stock (or any fractional interest therein) represented by any Depositary Share, such tax (including transfer taxes, if any) or governmental charge shall be payable by the holder of such Receipt or of the Receipt evidencing such Depositary Share, except as provided in Section 5.08. Transfer of such Receipt or any withdrawal of such Preferred Stock may be refused until such payment is made, and any dividends or other distributions may be withheld, or any part or all of the Preferred Stock represented by such Receipt and not theretofore sold may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder prior to such sale), and such dividends or other distributions or the proceeds of any such sale may be applied to payment of any such tax or other governmental charge, the holder of such Receipt remaining liable for any deficiency.

         Section 3.03. Warranties as to Preferred Stock. Every person depositing Preferred Stock under this Deposit Agreement shall be deemed thereby to represent and warrant that each certificate for such Preferred Stock is valid and that the person making such deposit is duly authorized to do so and has, or the person on whose behalf such deposit is made has, good and marketable title to such Preferred Stock, free and clear of any liens, claims or encumbrances. The Company hereby further represents and warrants that the Preferred Stock, when issued, will be validly issued, fully paid and nonassessable. Such representations and warranties shall survive the deposit of the Preferred Stock and the issuance of Receipts.

                                   ARTICLE IV

                        THE DEPOSITED SECURITIES; NOTICES

         Section 4.01. Cash Distributions. Whenever the Depositary shall receive any cash dividend or other cash distribution on the Preferred Stock, which dividend or distribution the Depositary shall hold in trust for the benefit of the holders of Receipts, the Depositary shall distribute to each record holder of Receipts on the record date fixed pursuant to Section 4.04 the amount of such dividend or distribution as is in proportion to the number of outstanding Depositary Shares held by such holder; provided, however, that in case the Company or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of the Preferred Stock an amount on account of taxes, the amount made available for distribution or distributed on the Receipts issued in respect of such Preferred Stock shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any record holder of a Receipt or Receipts a fraction of one cent (based upon the aggregate number of Receipts held by each record holder) and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and treated as part of the next sum received by the Depositary for distribution to record holders of Receipts then outstanding.

         Section 4.02. Distributions Other Than Cash. Whenever the Depositary shall receive any distribution other than cash upon the Preferred Stock, which distribution the Depositary shall hold in trust for the benefit of the holders of Receipts, the Depositary shall distribute, to each record holder of Receipts on the record date fixed pursuant to Section 4.04, such amount of the securities or other property received by it as is in proportion to the number of outstanding Depositary Shares held by such holder, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution. If in the opinion of the Depositary such distribution cannot be made proportionately among the record holders of Receipts entitled thereto, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes) the Depositary deems such distribution not to be feasible, the Depositary may, with the prior approval in writing of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or other property thus received, or any part thereof, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall be distributed or made available for distribution, as the case may be, by the Depositary to the holders of Receipts entitled thereto as in the case of a distribution received in cash.

         Section 4.03. Subscription Rights, Preferences or Privileges. Whenever the Company shall offer or cause to be offered to the holders of the Preferred Stock in whose names such securities are recorded on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall be made available by the Depositary to the holders of Receipts in such manner as the Depositary may determine, either by the issue to the record holders of Receipts entitled thereto of warrants representing such rights, preferences or privileges or by such other method as may be approved by the Depositary in its discretion; provided, however, that if at the time of issue or offer of any such rights, preferences or privileges the Depositary determines that it is not lawful or not feasible to make such rights, preferences or privileges available to holders of Receipts by the issue of warrants or otherwise, or if and to the extent so instructed by holders of Receipts who do not desire to exercise such rights, preferences or privileges, the Depositary, in its discretion, may, if applicable laws permit transfer, sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall be distributed by the Depositary to the record holders of Receipts entitled thereto as in the case of a distribution received in cash.

         If the Company shall determine that registration under the Securities Act of the securities to which any rights, preferences or privileges relate is required in order for holders of Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, the Company will file promptly a registration statement pursuant to the Securities Act with respect to such rights, preferences or privileges and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective within a reasonable period of time before such rights, preferences or privileges shall expire. In no event shall the Depositary make available to the holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until any such required registration statement is in effect.

         If the Company shall determine that any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, the Company agrees with the Depositary that the Company will use its best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of the rights, preferences or privileges to enable holders of Receipts to exercise such rights, preferences or privileges.

         Section 4.04. Notice of Dividends, Fixing of Record Date for Receipt Holders. Whenever (i) any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or (ii) whenever rights, preferences or privileges shall be offered, with respect to the Preferred Stock, or whenever the Depositary shall receive notice of any meeting at which holders of Preferred Stock are entitled to vote or of which holders of Preferred Stock are entitled to notice, the Depositary shall fix a record date (which shall be the record date fixed by the Company with respect to the Preferred Stock) for the determination of the holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, who shall be entitled to give instructions for the exercise of voting rights at any such meeting or who shall be entitled to notice of such meeting.

         Section 4.05. Voting Rights. Upon receipt of notice of any meeting at which the holders of Preferred Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Receipts a notice which shall contain (a) such information as is contained in such notice of meeting and (b) a statement that the holders of Receipts at the close of business on a specified record date will be entitled, subject to any applicable provisions of law and of the Company's Articles of Incorporation, as amended, Bylaws or the Authorizing Resolution, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Preferred Stock represented by the Depositary Shares evidenced by their respective Receipts, and a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of a Receipt on such record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted the amount of Preferred Stock represented by the Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. The Company hereby agrees to take all action which may be deemed necessary by the Depositary in order to enable the Depositary to vote such Preferred Stock or cause such Preferred Stock to be voted. In the absence of specific instructions from the holder of a Receipt, the Depositary will abstain from voting to the extent of the Preferred Stock underlying such Receipt.

         Section 4.06. Changes Affecting Deposited Securities and Reclassifications, Recapitalizations, etc. Upon any change in par value, split-up, consolidation or any other reclassification of the Preferred Stock, or upon any recapitalization, reorganization, merger, amalgamation or consolidation or sale of assets affecting the Company or to which it is a party, the Depositary may in its discretion, with the approval of the Company, and in such manner as the Depositary may deem equitable, treat any securities which shall be received by the Depositary in exchange for or upon conversion of or in respect of the Preferred Stock as new deposited securities under this Deposit Agreement, and Depositary Shares and Receipts then outstanding shall thenceforth represent and evidence the new deposited securities so received in exchange or conversion. In any such case the Depositary may in its discretion, with the approval of the Company, execute and deliver additional Receipts, or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities.

         Section 4.07. Reports. The Depositary shall make available for inspection by holders of Receipts at its corporate trust office any reports and communications received from the Company which are both (a) received by the Depositary as the holder of the Preferred Stock and (b) made generally available to the holders of such Preferred Stock by the Company.

         Section 4.08. Lists of Receipt Holders. Promptly upon request by the Company, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary.

                                    ARTICLE V

                         THE DEPOSITARY AND THE COMPANY

         Section 5.01. Maintenance of Offices, Agencies and Transfer Books by the Depositary; Registrar. Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain at its offices facilities for the execution and delivery, transfer, surrender and exchange of Receipts, all in accordance with the provisions of this Deposit Agreement.

         The Depositary shall keep books at its corporate trust office for the registration and transfer of Receipts, which at all reasonable times shall be open for inspection by the record holders of Receipts to the same extent as a record holder of Preferred Stock may inspect books for the transfer of Preferred Stock. The Depositary may close the books, at any time or from time to time, when deemed advisable by it in connection with the performance of its duties hereunder.

         If the Receipts shall be listed on the New York Stock Exchange or any other national securities exchange, the Depositary may, with the approval of the Company, appoint a Registrar for registry of the Receipts in accordance with any requirements of such exchanges. Such Registrar (which may be the Depositary if so permitted by the requirements of such exchanges) may be removed and a substitute Registrar appointed by the Depositary upon the request or with the approval of the Company. If the Receipts are listed on any such exchange, the Depositary will, at the request of the Company, arrange for such facilities for the delivery, transfer, surrender and exchange of Receipts as may be required by law or applicable securities exchange regulation.

         Section 5.02. Prevention or Delay in Performance by the Depositary or the Company. Neither the Depositary nor any Depositary's Agent nor the Company shall incur any liability to any holder of any Receipt, if by reason of any provision of any present or future law or regulation of the United States of America or of any other governmental authority, or, in the case of the Depositary or the Depositary's Agent, by reason of any provision, present or future, of the Company's Articles of Incorporation, as amended, or the Authorizing Resolution, or by reason of any act of God or war or other circumstance beyond its control, the Depositary, any Depositary's Agent or the Company shall be prevented or forbidden from doing or performing any act or thing which by the terms of this Deposit Agreement shall be done or performed; nor shall the Depositary, any Depositary's Agent or the Company incur any liability to any holder of a Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.

         Section 5.03. Obligations of the Depositary, the Depositary's Agents and the Company. Neither the Depositary nor any Depositary's Agent nor the Company assumes any obligation or shall be subject to any liability under this Deposit Agreement to holders of Receipts other than that each of them agrees to use good faith in the performance of such duties as are specifically set forth in this Deposit Agreement.

         Neither the Depositary nor any Depositary's Agent nor the Company shall be under any obligation to take action hereunder pursuant to instructions of holders of Receipts (except as otherwise expressly provided herein) or to appear in, prosecute or defend any action, suit or other proceeding in respect of the Preferred Stock, the Receipts or the Depositary Shares, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including reasonable attorneys' fees) and liability be furnished as often as may be required.

         Except as may otherwise be expressly provided herein, the Depositary shall have no duty to make any determination with respect to the Preferred Stock or the correctness of the amount of any dividend paid on the Preferred Stock. Except as may otherwise be expressly provided herein, the Depositary shall have no duty to inform the holders of Depositary Shares of any rights that such holders may have with respect to the Preferred Stock other than the duty to distribute notices from the Company.

         Neither the Depositary nor any Depositary's Agent nor the Company shall be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Preferred Stock for deposit, any holder of a Receipt or any other person believed by it in good faith to be competent to give such advice or information. The Depositary, any Depositary's Agent or the Company may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

         The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the shares of Preferred Stock or for the manner or effect of any such vote made, as long as any such action or inaction is in good faith.

         The Depositary will indemnify the Company against any liability which may arise out of acts performed or omitted by the Depositary or its agents due to negligence or bad faith. The Depositary and the Depositary's Agents may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Depositary may also be a depositary of the Company and its affiliates for any purpose, may loan money to the Company and its affiliates, may act as trustee, transfer agent or registrar of any of the securities of the Company and its affiliates and may engage in any other business with or for the Company and its affiliates.

         Section 5.04. Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

         The Depositary may at any time be removed by the Company by written notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

         In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor depositary, which shall be a bank or trust company having its principal office in Atlanta, Georgia, or New York, New York and a combined capital and surplus of at least $50,000,000. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it pursuant to this Deposit Agreement and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver to such successor all right, title and interest in the Preferred Stock held by such depositary, including all cash and other property held by it pursuant to this Deposit Agreement, and shall deliver to such successor a list of the record holders of all outstanding Receipts. Any successor depositary shall promptly mail notice of its appointment to the record holders of Receipts.

         Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of such Depositary without the execution or filing of any document or any further act.

         Section 5.05. Corporate Notices and Reports. The Company will transmit, or furnish to the Depositary for transmission, to the holders of Receipts, at the addresses recorded in the Depositary's books, copies of all notices and reports furnished by the Company to the holders of the Preferred Stock. Such transmission will be at the Company's expense and the Company will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request for such purpose. In addition, the Depositary will transmit to the holders of Receipts (at the expense of the Company) such other documents as may be requested by the Company.

         Section 5.06. Deposit of Preferred Stock by the Company. The Company agrees with the Depositary that neither the Company nor any person controlled by the Company will at any time deposit any Preferred Stock, if, to so deposit, such Preferred Stock is required to be registered under the provisions of the Securities Act and no registration statement is in effect as to such Preferred Stock.

         Section 5.07. Indemnification by the Company. The Company agrees to indemnify the Depositary and each Depositary's Agent against, and hold each harmless from, any liability which may arise out of acts performed or omitted, in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, by the Depositary or such Depositary's Agent, as the case may be, except for any liability arising out of negligence or bad faith.

         Section 5.08. Charges and Expenses. The Company will pay all charges and expenses of the Depositary and the Registrar, if any, in accordance with agreements to be entered into from time to time with the Depositary and the Registrar; provided, however, the Company will not be required to pay (1) fees of the Depositary for the delivery of Receipts against the deposit of Preferred Stock, except that the Company will pay the Depositary's charge for the initial deposit of Preferred Stock and delivery of Receipts and withdrawals of the Preferred Stock by the holders of the Receipts, (2) taxes and other governmental charges which shall become payable with respect to the Receipts or the Preferred Stock represented thereby (including transfer taxes, if any), except that the Company will pay any transfer taxes payable with respect to the initial deposit of Preferred Stock and delivery of Receipts and (3) such facsimile and delivery charges as are expressly provided in this Deposit Agreement to be at the expense of persons depositing Preferred Stock or holders of Receipts. All charges and expenses referred to in clauses (1) through (3) in the preceding sentence shall be paid by the persons depositing Preferred Stock or holders of Receipts, as the case may be, except as otherwise provided in said clauses. Any other charges and expenses of the Depositary hereunder not expressly covered by the agreements referred to in the first sentence of this Section 5.08 will be paid upon consultation and agreement between the Depositary and the Company as to the amount and nature of such charges and expenses. The Depositary shall present its statement for such charges and expenses to the Company quarterly.

         Section 5.09. Tax Compliance. The Depositary, on its own behalf and on behalf of the Company, will comply with all applicable certification, information reporting and withholding (including "backup" withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to (i) any payments made with respect to the Depositary Shares or (ii) the issuance, delivery, holding, transfer, redemption or exercise of rights under the Depositary Receipts or the Depositary Shares. Such compliance shall include, without limitation, the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent.

         The Depositary shall comply with any direction received from the Company with respect to the application of such requirements to particular payments or holders or in other particular circumstances, and may for purposes of this Deposit Agreement rely on any such direction in accordance with the provisions of Section 5.03 hereof.

         The Depositary shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available on request to the Company or to its authorized representatives.

                                   ARTICLE VI

                            AMENDMENT AND TERMINATION

         Section 6.01. Amendment. The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended or modified in any respect by agreement between the Company and the Depositary. Any amendment which shall impose any fees or charges (other than taxes, fees and charges provided for herein) on the holders of Receipts, or which shall otherwise prejudice any substantial existing right of holders of Receipts, shall not become effective as to outstanding Receipts until the expiration of 90 days after notice of such amendment shall have been given to the record holders of outstanding Receipts. Every holder of an outstanding Receipt at the time any such amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the holder of any Receipt, subject to the conditions of this Deposit Agreement, to surrender such Receipt and receive therefor the Preferred Stock represented thereby, except in order to comply with mandatory provisions of applicable law.

         Section 6.02. Termination. Whenever so directed by the Company, the Depositary will terminate this Deposit Agreement by mailing notice of such termination to the record holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Deposit Agreement if at any time 60 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04.

         If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the transfer of Receipts, shall suspend the distribution of dividends to the holders thereof, and shall not give any further notices (other than notice of such termination) or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to the Preferred Stock, and shall continue to deliver Preferred Stock together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights, preferences, privileges or other property in exchange for Receipts surrendered to the Depositary. Subject to the provisions of the balance of this paragraph, at any time after the expiration of two years from the date of termination, the Depositary may sell the Preferred Stock then held hereunder at public or private sale at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it hereunder, without liability for interest, for the pro rata benefit of the holders of Receipts which have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash. Subject to the provisions of the balance of this paragraph, upon the termination of this Deposit Agreement the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary and the Registrar, if any, under Sections 5.07 and 5.08 hereof. The Company shall be entitled to receive from the Depositary interest or other income, if any, earned on money so held by the Depositary or otherwise held by the Depositary pursuant to any other section of this Deposit Agreement, and such interest or other income shall be paid by the Depositary to the Company upon request, but not more often than once in any quarter. Any such monies unclaimed by the holders of Receipts more than two years from the date of termination of this Deposit Agreement shall, upon request of the Company, be paid to it (together with such interest or other income not previously paid to the Company), and after such payment, the holders of Receipts entitled to the funds so paid to the Company shall look only to the Company for payment without interest. The Depositary shall invest all such monies in such fashion as may be agreed with the Company, consistent with the duties of the Depositary to the holders of Receipts under this Deposit Agreement.

                                   ARTICLE VII

                                  MISCELLANEOUS

         Section 7.01. Counterparts. This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary's Agents and shall be open to inspection during business hours at the Depositary's corporate trust office and the offices of the Depositary's Agents by any holder of a Receipt.

         Section 7.02. Exclusive Benefit of Parties. This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

         Section 7.03. Invalidity of Provisions. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

         Section 7.04. Notices. Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail or by facsimile confirmed by letter, addressed to the Company at 2992 West Beach, Gulfport, Mississippi 39501, attention: Secretary, or any other place to which the Company may have transferred its principal executive office.

         Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by mail or by facsimile confirmed by letter, addressed to the Depositary, at 58 Edgewood Avenue, Room 225, Atlanta, Georgia 30303 attention: Stock Transfer Department.

         Any and all notices to be given to any record holder of a Receipt shall be deemed to have been duly given if personally delivered or sent by mail or by facsimile confirmed by letter, addressed to such record holder at the address of such record holder as it appears on the books of the Depositary, or, if such holder shall have filed with the Depositary a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.

         Delivery of a notice sent by mail or by facsimile shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a facsimile) is mailed, first class with postage prepaid. The Depositary or the Company may, however, act upon any facsimile received by it from the other or from any holder of a Receipt, notwithstanding that such facsimile shall not subsequently be confirmed by letter as aforesaid.

         Section 7.05. Depositary's Agents. With prior approval in writing by the Company in each case, the Depositary may from time to time appoint Depositary's Agents (which may include the Company) for the purposes of this Deposit Agreement and may at any time appoint additional Depositary's Agents and vary or terminate the appointment of such Depositary's Agents.

         Section 7.06. Holders of Receipts are Parties. The holders of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.

         Section 7.07. Governing Law. This Deposit Agreement and the Receipts and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by and construed in accordance with the laws of the State of Mississippi.

         Section 7.08. Headings. The headings of articles and sections of this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

         Section 7.09. DTC . While in book-entry only form and held through the Depository Trust Company ("DTC"), the Depositary Shares shall be subject to DTC's procedures.

         IN WITNESS WHEREOF, Mississippi Power Company and SunTrust Bank have duly executed this Deposit Agreement as of the day and year first above written and all holders of Receipts shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.


                             MISSISSIPPI POWER COMPANY


                             By: /s/Michael W. Southern
                                    Michael W. Southern
                                 Vice President, Treasurer
                                    and Chief Financial
                                        Officer



                             SUNTRUST BANK


                             By: /s/Sandra A. Benefield
                                      Sandra A. Benefield
                                      Vice President

                                    EXHIBIT A

                                     Form of
                               DEPOSITARY RECEIPT
                                       FOR
                                DEPOSITARY SHARES
                            REPRESENTING 5.25% SERIES
                                 PREFERRED STOCK
                      Cumulative, Par Value $100 Per Share
                                       OF
                            MISSISSIPPI POWER COMPANY
            (Incorporated under the Laws of the State of Mississippi)



No. Depositary Shares (each Depositary Share represents one-fourth of one share of 5.25% Series Preferred Stock, Cumulative, Par Value $100 Per Share)

         1. SunTrust Bank, a Georgia banking corporation, with its principal corporate offices at the time of the execution of the Deposit Agreement (as defined below) at SunTrust Bank, 58 Edgewood Avenue, Room 225, Atlanta, Georgia, as Depositary (the "Depositary"), hereby certifies that CEDE & CO. is the registered owner of ___________ Depositary Shares ("Depositary Shares"), each Depositary Share representing one-fourth (1/4) of one share of 5.25% Series Preferred Stock, Cumulative, Par Value $100 Per Share(the "Stock") of MISSISSIPPI POWER COMPANY, a corporation duly organized and existing under the laws of the State of Mississippi (the "Company"). The rights, preferences and limitations of the Stock are set forth in the Company's Articles of Incorporation, as amended, and the resolution adopted by the Company's Board of Directors establishing the Stock (the "Authorizing Resolution"), copies of which are on file at the Depositary's corporate trust office in Atlanta, Georgia.

         2. The Deposit Agreement. Depositary Receipts (the "Receipts"), of which this Receipt is one, are made available upon the terms and conditions set forth in the Deposit Agreement, dated as of April 1, 2004 (the "Deposit Agreement"), among the Company, the Depositary and all holders from time to time of Receipts. The Deposit Agreement (copies of which are on file at the Depositary's corporate trust office in Atlanta, Georgia) sets forth the rights of holders of Receipts and the rights and duties of the Depositary in respect of the Stock deposited and any and all other property and cash from time to time held thereunder. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are subject to the detailed provisions thereof, to which reference is hereby made. Unless otherwise expressly herein provided, all defined terms used herein shall have the meanings ascribed thereto in the Deposit Agreement.

         3. Redemption. Whenever the Company shall elect to redeem shares of Stock, it shall give the Depositary not less than 30 days' notice of the date of such proposed redemption, identifying the number of shares of Stock held by the Depositary to be redeemed and the applicable redemption price. The Depositary shall mail notice of such redemption and the simultaneous redemption of a corresponding number of Depositary Shares not less than 15 and not more than 60 days prior to the date fixed for redemption of such Stock and Depositary Shares, to the holders of record on the record date for such redemption determined as provided in Paragraph 15 of the Receipts evidencing the Depositary Shares to be so redeemed. In case less than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be so redeemed shall be selected pro rata (as nearly as may be) or by lot or by such other equitable method as the Depositary may determine. Notice having been mailed as aforesaid, from and after the date set for redemption (unless the Company shall have failed to redeem the shares of Stock to be redeemed by it on such date), all dividends in respect of the Stock so called for redemption shall cease to accrue, the Depositary Shares so called for redemption shall be deemed no longer to be outstanding, all rights of holders of Receipts evidencing such Depositary Shares (except the right to receive amounts paid upon redemption) shall, to the extent of such Depositary Shares, cease and terminate and, upon surrender in accordance with said notice of the Receipts evidencing such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be redeemed by the Depositary at the applicable redemption price therefor. If less than all of the Depositary Shares evidenced by this Receipt are called for redemption, the Depositary will deliver to the holder of this Receipt upon its surrender to the Depositary, together with the redemption payment, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption.

         4. Surrender of Receipts and Withdrawal of Stock. Upon surrender of this Receipt to the Depositary at its corporate trust office in Atlanta, Georgia, or at such other offices as it may designate, and subject to the provisions of the Deposit Agreement, the holder hereof is entitled to withdraw, and to obtain delivery, to or upon the order of such holder, of, the number of whole shares of the Stock and any other property, if any, at the time represented hereby; provided, however, that in the event this Receipt shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Stock to be so withdrawn, the Depositary shall, in addition to such number of whole shares of Stock and the other property, if any, to be so withdrawn, deliver, to or upon the order of such holder, a new Receipt evidencing such excess number of Depositary Shares.

         5. Transfers, Split-ups, Combinations. This Receipt is transferable on the books of the Depositary upon surrender of this Receipt to the Depositary, properly endorsed or accompanied by a properly executed instrument of transfer, and upon such transfer the Depositary shall sign and deliver a Receipt to or upon the order of the person entitled thereto, as provided in the Deposit Agreement. This Receipt may be split into other Receipts or combined with other Receipts into one Receipt, evidencing the same aggregate number of Depositary Shares as evidenced by the Receipt or Receipts surrendered.

         6. Conditions to Signing and Delivery, Transfer, etc., of Receipts. Prior to the execution and delivery, transfer, split-up, combination, surrender or exchange of this Receipt, the Depositary, or any of the Depositary's Agents, may require payment of a sum sufficient for reimbursement of any tax or other governmental charge with respect thereto (including any such tax or charge with respect to Stock being deposited or withdrawn), may require proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary may establish pursuant to the Deposit Agreement. Any person presenting Stock for deposit, or any holder of this Receipt, may be required to file such information, and to execute such certificates, as the Depositary may reasonably deem necessary or proper.

         7. Suspension of Delivery, Transfer, etc. The deposit of Stock, the delivery of this Receipt against Stock or the transfer, surrender or exchange of this Receipt may be suspended (a) during any period when the register of stockholders of the Company is closed, or (b) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or for any other reason.

         8. Payment of Taxes or Other Governmental Charges. If any tax or other governmental charge shall become payable by or on behalf of the Depositary with respect to this Receipt or with respect to the Depositary Shares evidenced hereby or with respect to the Stock (or any fractional interest therein) represented by such Depositary Shares, such tax (including transfer taxes, if any) or governmental charge shall be payable by the holder hereof. Transfer of this Receipt or any withdrawal of the Stock may be refused until such payment is made, and any dividends or other distributions may be withheld, or any part or all of the Stock represented by this Receipt and not theretofore sold may be sold for the account of the holder hereof, and such dividends or other distributions or the proceeds of any such sale may be applied to payment of any such tax or other governmental charge, the holder of this Receipt remaining liable for any deficiency.

         9. Warranties by Depositor. Every person depositing Stock under the Deposit Agreement shall be deemed thereby to represent and warrant that each certificate therefor is valid and that the person making such deposit is duly authorized so to do and has, or the person on whose behalf such deposit is made has, good and marketable title to such Stock, free and clear of any liens, claims or encumbrances.

         10. Amendment. The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended or modified in any respect by agreement between the Company and the Depositary. Any amendment which imposes any fees or charges (other than taxes, fees and charges provided for therein), or which shall otherwise prejudice any substantial existing right of holders of Receipts, shall not become effective as to outstanding Receipts until the expiration of 90 days after notice of such amendment shall have been given to the record holders of outstanding Receipts. The holder of this Receipt at the time any such amendment so becomes effective shall be deemed, by continuing to hold this Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the holder of this Receipt, subject to the conditions of the Deposit Agreement, to surrender this Receipt and receive therefor the Stock represented hereby, except in order to comply with mandatory provisions of applicable law.

         11. Charges of Depositary. The Company will pay all charges of the Depositary, except for fees for the delivery of Receipts against the deposit of Stock (other than the initial deposit and delivery), taxes and other governmental charges, and such facsimile and delivery charges as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Stock or holders of Receipts.

         12. Title to Receipts. It is a condition of this Receipt, and every successive holder hereof by accepting or holding the same consents and agrees, that title to this Receipt (and to the Depositary Shares evidenced hereby), when properly endorsed or accompanied by a properly executed instrument of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until this Receipt shall be transferred on the books of the Depositary as provided in Section 2.04 of the Deposit Agreement, the Depositary may, notwithstanding any notice to the contrary, treat the record holder hereof at such time as the absolute owner hereof for the purpose of determining the person entitled to distributions of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes.

         13. Dividends and Distributions. Whenever the Depositary receives any cash dividend or other cash distribution on the Stock, the Depositary will, subject to the provisions of the Deposit Agreement, make such distribution to the holders of Receipts as nearly as practicable in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders; provided, however, that the amount distributed will be reduced by any amounts required to be withheld by the Company or the Depositary on account of taxes. Other distributions received on the Stock may be distributed to such holders of Receipts as provided in the Deposit Agreement.

         14. Subscription Rights, Preferences or Privileges. Whenever the Company shall offer to the record holders of the Stock any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall be made available by the Depositary to the holders of Receipts in such manner as the Depositary may determine, either by the issue to the record holders of Receipts entitled thereto of warrants representing such rights, preferences or privileges or by such other method as may be approved by the Depositary in its discretion; provided, however, that if at the time of issue or offer of any such rights, preferences or privileges the Depositary determines that it is not lawful or not feasible to make such rights, preferences or privileges available to holders of Receipts by the issue of warrants or otherwise, or if and to the extent so instructed by holders of Receipts who do not desire to exercise such rights, preferences or privileges, the Depositary, in its discretion, may, if applicable laws permit transfer, sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall be distributed by the Depositary to the record holders of Receipts entitled thereto as in the case of a distribution received in cash.

         If any other action (including the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the securities to which any rights, preferences or privileges relate) under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, the Company will use its best efforts and take all steps available to it to obtain such registration, authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable holders of Receipts to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until any required registration statement is in effect.

         15. Fixing of Record Date. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights, preferences or privileges shall be offered, with respect to the Stock, or whenever the Depositary shall receive notice of any meeting at which holders of Stock are entitled to vote or of which holders of Stock are entitled to notice, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Stock) for the determination of the holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges, or to give instructions for the exercise of voting rights at any such meeting, or who shall be entitled to notice of such meeting.

         16. Voting Rights. Upon receipt of notice of any meeting at which the holders of Stock are entitled to vote, the Depositary shall, as soon as practicable, mail to the record holders of Receipts a notice which shall contain
(a) such information as is contained in such notice of meeting and (b) a statement that the holders of Receipts at the close of business on a specified record date determined as provided in Paragraph 15 will be entitled, subject to any applicable provisions of law and of the Company's Articles of Incorporation, Bylaws or the Authorizing Resolution, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Stock represented by the Depositary Shares evidenced by their respective Receipts, and a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of a Receipt on such record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted the amount of Stock represented by the Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. In the absence of specific instructions from the holder of a Receipt, the Depositary will abstain from voting to the extent of the Stock underlying such Receipt.

         17. Changes Affecting Deposited Securities. Upon any change in par value, split-up, consolidation or any other reclassification of the Stock, or upon any recapitalization, reorganization, merger, amalgamation or consolidation or sale of assets affecting the Company or to which it is a party, the Depositary may in its discretion, with the approval of the Company, and in such manner as the Depositary may deem equitable, treat any securities which shall be received by the Depositary in exchange for or upon conversion of or in respect of the Stock as new deposited securities under the Deposit Agreement, and Depositary Shares and Receipts then outstanding shall thenceforth represent and evidence the new deposited securities so received in exchange or conversion. In any such case the Depositary may in its discretion, with the approval of the Company, execute and deliver additional Receipts, or may call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities.

         18. Reports; Inspection of Transfer Books. The Depositary shall make available for inspection by holders of Receipts at its corporate trust office in Atlanta, Georgia, any reports and communications received from the Company which are both (a) received by the Depositary as the holder of Stock and (b) made generally available to the holders of Stock by the Company. The Depositary shall also send to record holders of Receipts copies of such notices, reports and other financial statements to the extent provided in the Deposit Agreement when furnished by the Company. The Depositary shall keep books for the transfer of Receipts, which at all reasonable times will be open for inspection by the record holders of Receipts to the same extent as a record holder of Stock may inspect books for the transfer of Stock.

         19. Liability of Depositary, the Depositary's Agents and the Company. Neither the Depositary nor any Depositary's Agent nor the Company shall incur any liability to any holder of any Receipt, if by reason of any provision of any present or future law or regulation of any governmental authority or, in the case of the Depositary or the Depositary's Agent, by reason of any provision, present or future, of the Company's Articles of Incorporation or the Authorizing Resolution, or by reason of any act of God or war or other circumstance beyond their control, the Depositary, any Depositary's Agent or the Company shall be prevented or forbidden from doing or performing any act or thing which by the terms of the Deposit Agreement shall be done or performed; nor shall the Depositary, any Depositary's Agent or the Company incur any liability to any holder of a Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement.

         20. Obligations of the Depositary, the Depositary's Agents and the Company. Neither the Depositary nor any Depositary's Agent nor the Company assumes any obligation or shall be subject to any liability under the Deposit Agreement to holders of Receipts other than that each of them agrees to use good faith in the performance of such duties as are specifically set forth in the Deposit Agreement.

         Neither the Depositary nor any Depositary's Agent nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of Stock, Depositary Shares or Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including reasonable attorneys' fees) and liability be furnished as often as may be required.

         Neither the Depositary nor any Depositary's Agent nor the Company will be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Stock for deposit, any holder of a Receipt or any other person believed by it in good faith to be competent to give such advice or information. The Depositary will indemnify the Company against any liability which may arise out of acts performed or omitted by the Depositary or its agents due to negligence or bad faith. The Depositary and the Depositary's Agent may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Depositary may also be a depositary of the Company and its affiliates for any purpose, may loan money to the Company and its affiliates, may act as trustee, transfer agent or registrar of any of the securities of the Company and its affiliates and may engage in any other business with or for the Company and its affiliates.

         21. Resignation and Removal of Depositary. The Depositary may at any time (a) resign by notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment, or (b) be removed by the Company by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment, all as provided in the Deposit Agreement.

         22. Termination Of Deposit Agreement. Whenever so directed by the Company, the Depositary will terminate the Deposit Agreement by mailing notice of such termination to the record holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement if at any time 60 days shall have expired after the Depositary shall have delivered to the Company a notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment.

         If any Receipts remain outstanding after the date of termination, the Depositary thereafter shall discontinue all functions and be discharged from all obligations as provided in the Deposit Agreement, except as specifically provided therein.

         23. Governing Law. The Deposit Agreement and this Receipt and all rights thereunder and hereunder and provisions thereof and hereof shall be governed by, and construed in accordance with, the laws of the State of Mississippi.

         This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed manually or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by facsimile by the Depositary by the signature of a duly authorized officer and, if executed by facsimile signature of the Depositary, shall have been countersigned manually by such Registrar by the signature of a duly authorized officer.

Dated:                     , 200           SunTrust Bank,
         ------------------     ----
                                           Depositary and Registrar


                                           By
                                             -------------------------------
                                                    Authorized Signatory

                                   ASSIGNMENT


     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the within Receipt and all rights and interests represented by the Depositary Shares evidenced thereby, and hereby irrevocably constitutes and appoints his attorney, to transfer the same on the books of the within-named Depositary, with full power of substitution in the premises.



Dated:
       --------------------


                                    ------------------------------
                                    Signature

                                    ------------------------------
                                    Signature




NOTE:The above signature(s) should correspond exactly with the name on the face of this Receipt. The above signature(s) must be guaranteed by a bank or a member firm of the National Association of Securities Dealers, Inc.